Exhibit 99.1

Lennox International Appoints Joseph Reitmeier Chief Financial Officer

DALLAS, July 17 — Lennox International Inc. (NYSE: LII) announced the resignation of Robert W. Hau as the company’s chief financial officer, and the appointment of Joseph W. Reitmeier as the company’s new chief financial officer, both effective July 17, 2012. Hau, who is leaving to pursue another opportunity, will remain employed with the company through July 31, 2012 to assist with the transition.

Reitmeier has served as vice president and chief financial officer for the company’s commercial heating and cooling business segment since 2007. He holds a bachelor’s degree in accounting from the University of Akron and a master’s of business administration from Case Western Reserve University.

“Joe is a proven leader with a record of success at the company,” said Todd Bluedorn, chairman and chief executive officer. “He brings a seasoned business perspective and will be a strong addition to our leadership team. I also thank Bob for his contributions and wish him well with his next opportunity.”

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at http://www.lennoxinternational.com or by contacting Steve Harrison, vice president, Investor Relations, at 972-497-6670.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Lennox International’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.